Exhibit 2.4

THIS FIRST SUPPLEMENTAL WARRANT INDENTURE is made as of January 12, 2024.

BETWEEN:

ELECTRA BATTERY MATERIALS CORPORATION

a corporation continued under the laws of Canada

(hereinafter called the “Corporation”)

AND

TSX TRUST COMPANY

a trust company existing under the laws of Canada

(hereinafter called the “Warrant Agent”)

RECITALS

WHEREAS:

A.	The Corporation and the Warrant Agent executed a warrant indenture (the “Warrant Indenture”) dated as of February 13, 2023 providing for the issue of up to 10,796,054 Warrants;

B.

Pursuant to directors’ resolutions dated January 3, 2024, the directors of the Corporation approved and duly authorized the execution and delivery of this First Supplemental Warrant Indenture and all things necessary to make this First Supplemental Warrant Indenture a valid and binding agreement of the Corporation, in accordance with its terms;

C.	Pursuant to extraordinary resolutions dated January 12, 2024, the Warrantholders approved the execution and delivery of this First Supplemental Warrant Indenture;

D.	The foregoing recitals are made as a statement of fact by the Corporation and not by the Warrant Agent; and

E.

The Warrant Agent is authorized and directed to enter into this First Supplemental Warrant Indenture and to hold all rights, interests and benefits contained in this First Supplemental Warrant Indenture for and on behalf of those persons who are holders of Warrants issued pursuant to the Warrant Indenture as modified by this First Supplemental Warrant Indenture from time to time.

NOW THEREFORE, THIS FIRST SUPPLEMENTAL WARRANT INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is acknowledged, and the parties to this First Supplemental Warrant Indenture agree as follows:

ARTICLE 1
    INTERPRETATION

1.1.	To be Read with the Warrant Indenture

(1)

This First Supplemental Warrant Indenture is supplemental to the Warrant Indenture, and the Warrant Indenture will henceforth be read in conjunction with this First Supplemental Warrant Indenture and all the provisions of the Warrant Indenture, except only insofar as the same may be inconsistent with the express provisions of this First Supplemental Warrant Indenture, will apply and have the same effect as if all the provisions of the Warrant Indenture and of this First Supplemental Warrant Indenture were contained in one instrument and the expressions used in this First Supplemental Warrant Indenture will have the same meaning as is ascribed to the corresponding expressions in the Warrant Indenture.

(2)

On and after the date of this First Supplemental Warrant Indenture, each reference to the Warrant Indenture, as amended by this First Supplemental Warrant Indenture, and each reference in the Warrant Indenture to “this indenture”, “herein”, “hereby”, and similar references, and each reference to the Warrant Indenture in any other agreement, certificate, document or instrument relating thereto, will mean and refer to the Warrant Indenture as amended and supplemented by this First Supplemental Warrant Indenture. Except as specifically amended and supplemented by this First Supplemental Indenture, all other terms and conditions of the Warrant Indenture will remain in full force and unchanged.

1.2.	Definitions

All terms which are defined in the Warrant Indenture and are used but not defined in this First Supplemental Warrant Indenture shall have the meanings ascribed to them in the Warrant Indenture as such meanings may be amended or supplemented by this First Supplemental Warrant Indenture. In the event of any inconsistency between the meaning given to a term in the Warrant Indenture and the meaning given to the same term in this First Supplemental Warrant Indenture, the meaning given to the term in this First Supplemental Warrant Indenture shall prevail to the extent of the inconsistency.

1.3.	Headings

The division of this First Supplemental Warrant Indenture into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this First Supplemental Warrant Indenture.

ARTICLE 2
    AMENDMENTS TO THE WARRANT INDENTURE

2.1.	Specific Amendments

The following specific amendments are made to the following provisions of the Warrant Indenture:

(1)	The recitals of the Warrant Indenture are amended by deleting in its entirety the second recital (which is recital B in the Warrant Indenture) and replacing it with the following:

B.

Each whole Warrant entitles the holder thereof to purchase, subject to adjustment in certain events, one Warrant Share at a price of C$1.00 at any time prior to 5:00 p.m. (Toronto time) on February 13, 2028, subject to earlier expiry in accordance with this Indenture;

(2)	Section 1.1 of the Warrant Indenture is amended by:

(a)	Adding the following definitions in alphabetical order:

“Acceleration Notice” means a written notice of an Acceleration Trigger Event from the Corporation to the Warrant Agent and each of the Warrantholders delivered pursuant to Section 4.10(1) and the concurrent issuance by the Corporation of a press release regarding the same within seven (7) days following the occurrence of such Acceleration Trigger Event, which notice and press release shall state the Time of Expiry of the Warrants;

“Acceleration Right” means the right of the Corporation by delivering and publishing an Acceleration Notice to accelerate the Time of Expiry to the date that is at a minimum thirty (30) days following the delivery and publication of such Acceleration Notice;

“Acceleration Threshold Price” means C$1.20 per Common Share, subject to adjustment in accordance with the provisions of Sections 3.13 and 3.14 hereof in the same manner and to the same extent as the Exercise Price;

“Acceleration Trigger Event” means the occurrence, at any time after January 12, 2024, of the closing price of the Common Shares on the TSXV (or such other exchange on which the Common Shares may principally trade at such time) being greater than the Acceleration Threshold Price for a period of ten (10) consecutive trading days;

(b)	Deleting the definition of “Exercise Price” and replacing it with the following:

“Exercise Price” means C$1.00 for each Warrant Share, subject to adjustment in accordance with the provisions of this Indenture;

(c)	Deleting the definition of “Time of Expiry” and replacing it with the following:

“Time of Expiry” means 5:00 p.m. (Toronto time) on February 13, 2028, subject to acceleration pursuant to the Acceleration Right;

(d)	Deleting the definition of “Warrants” and replacing it with the following:

“Warrants” means the common share purchase warrants of the Corporation issued and Authenticated hereunder as Uncertificated Warrants or to be issued and countersigned in the form of Warrant Certificates, in either case, entitling the holders thereof to purchase Warrant Shares on the basis of one Warrant Share for each whole Warrant upon payment of the Exercise Price (or the deemed payment of the Exercise Price pursuant to Section 4.10(2)) at any time prior to the Time of Expiry; provided that in each case the number and/or class of shares or securities receivable on the exercise of the Warrants may be subject to increase or decrease or change in accordance with the terms and provisions hereof; and

(3)	Section 1.8 of the Warrant Indenture is amended by appending the following sentence to the end of such section:

Payment of the Exercise Price may be made in U.S. dollars even if such Exercise Price is denominated in a different currency. For purposes of this Indenture, if any amounts are stated in a currency other than U.S. dollars, such amounts will be converted into United States dollars using the applicable daily exchange rate(s) published by the Bank of Canada on the last trading day before the applicable measurement date (or in the case of the calculation of Current Market Price, the last trading day during the applicable measurement period) or, if no such rate was published on such date, the next preceding daily exchange rate(s) published by the Bank of Canada; provided that if the Bank of Canada no longer publishes such rates, the volume weighted average price will be converted into United States dollars using the then applicable exchange rate as determined by the directors of the Corporation.

(4)	Section 3.1(1) of the Warrant Indenture is amended by deleting in its entirety the final sentence thereof and replacing it with the following:

Subject to adjustment in accordance with the provisions of this Indenture, each of the Warrants issued hereunder shall entitle the holder thereof to receive from the Corporation, upon payment of the Exercise Price (or the deemed payment of the Exercise Price pursuant to Section 4.10(2)), the number of Warrant Shares equal to the Exchange Basis in effect on the Exercise Date.

(5)	Section 3.2(2) of the Warrant Indenture is amended by deleting it in its entirety and replacing it with the following:

Each Warrant authorized to be issued hereunder shall entitle the registered holder thereof to acquire (subject to Sections 3.13, 3.14 and 3.15) upon due exercise and upon the transaction instruction or due execution of the exercise form endorsed on the Warrant Certificate, as applicable, or other instrument of exercise in such form as the Warrant Agent and/or the Corporation may from time to time prescribe and upon payment of the Exercise Price (or the deemed payment of the Exercise Price pursuant to Section 4.10(2)), one Warrant Share or such other kind and amount of shares or securities or property, calculated pursuant to the provisions of Sections 3.13, and 3.14, as the case may be, at any time after the date of issuance of such Warrants and prior to the Time of Expiry, in accordance with the provisions of this Indenture.

(6)	Section 4.1(1) of the Warrant Indenture is amended by deleting it in its entirety and replacing it with the following:

The registered holder of any Warrant may exercise the rights thereby conferred on him to acquire all or any part of the Warrant Shares to which such Warrant entitles the holder, by surrendering the Warrant Certificate representing such Warrants to the Warrant Agent at any time prior to the Time of Expiry at the Warrant Agency, with a duly completed and executed exercise form (the “Exercise Form”) of the registered holder or his executors, administrators or other legal representative or his attorney duly appointed by an instrument in writing in the form and manner satisfactory to the Warrant Agent, substantially in the form endorsed on the Warrant Certificate as Schedule “A”, specifying the number of Warrant Shares subscribed for together with, except in the case of a Cashless Exercise, a certified cheque, bank draft or money order in lawful money of the United States, payable to or to the order of the Corporation in an amount equal to the Exercise Price multiplied by the number of Warrant Shares subscribed for. A Warrant Certificate with the duly completed and executed Exercise Form and payment of the Exercise Price (or the deemed payment of the Exercise Price pursuant to Section 4.10(2)) shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent. The Exercise Form shall be signed by the Warrantholder, or his executors, or administrators or other legal representative or his attorney duly appointed by an instrument in writing in the form and manner satisfactory to the Warrant Agent, shall specify the person(s) in whose name such Warrant Shares are to be issued, the address(es) of such person(s) and the number of Warrant Shares to be issued to each person, if more than one is so specified. If any of the Warrant Shares subscribed for are to be issued to (a) person(s) other than the Warrantholder, the signatures set out in the Exercise Form shall be guaranteed by a Canadian Schedule I chartered bank or a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program and (b) the Warrantholder shall pay to the Corporation or the Warrant Agent all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Warrant Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agent on behalf of the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid or that no tax is due.

(7)	Section 4.9(3) of the Warrant Indenture is amended by (i) replacing all instances to “this Section 4.9(2)” with “this Section 4.9(3)” and (ii) including the following sentence at the end thereof:

Notwithstanding anything in this Section 4.9(3) to the contrary, to the extent that any Warrant Shares cannot be delivered upon exercise of this Warrant (including upon any exercise of this Warrant in connection with the Acceleration Right) due to the limitations in this Section 4.9(3), the Holder may either:

(a)

in all cases other than upon an exercise of the Acceleration Right, request that the applicable Warrants be returned, in which case the Warrants surrendered for exercise shall not be extinguished and the Company and the Warrant Agent shall return to the applicable Holder such Warrants within two trading days after receipt of such request; or

(b)

in all cases where compliance with clause (a) has not been requested, the Company’s obligation to deliver such Warrant Shares shall not be extinguished, and the Company shall deliver such Warrant Shares withheld on account of such Beneficial Ownership Limitation within two trading days following receipt of certification by the Holder to the Company that the person (or persons) receiving such Warrant Shares is not, and would not as a result of such receipt, become the beneficial owner of Common Shares in excess of the Beneficial Ownership Limitation; provided that, until such time as the affected Holder provides such certification, no person shall be deemed to be the stockholder of record with respect to the Warrant Shares otherwise deliverable upon exercise of any Warrant in excess of the Beneficial Ownership Limitation.

(8)	The Warrant Indenture is amended by adding the following as a new Section 4.10:

4.10         Acceleration Right

(1)

In the event that an Acceleration Trigger Event shall have occurred, the Corporation shall exercise the Acceleration Right by delivering and publishing the required Acceleration Notice to the Warrantholders and Warrant Agent within seven (7) days following the occurrence of such Acceleration Trigger Event. The Warrantholders shall have the right, but not the obligation, to exercise their Warrants pursuant to the terms set forth herein and in the Warrant Certificates at any time prior to the accelerated Time of Expiry specified in the Acceleration Notice. Effective as of the accelerated Time of Expiry specified in the Acceleration Notice, all unexercised Warrants shall be terminated and of no further force or effect without any action on the part of the Corporation or the Warrantholders.

(2)

Notwithstanding anything herein to the contrary, from and after the exercise of the Acceleration Right by the Corporation pursuant to Section 4.10(1) until the accelerated Time of Expiry, any holder of any Warrant may exercise such Warrant, in whole or in part, on a cashless basis (“Cashless Exercise”). In the event that a holder elects to exercise any Warrant through a Cashless Exercise, (i) the Corporation shall deliver to such holder a number of Common Shares upon exercise of such Warrant as contemplated by this Warrant Indenture equal to the number of Common Shares which would, but for such Cashless Exercise, have been issuable (“Total Share Number”) less the number of Common Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and Exercise Price by (b) the Current Market Price of the Common Shares on the Trading Day immediately preceding the Cashless Exercise, and (ii) the Exercise Price shall be deemed to have been paid in full for all purposes of this Warrant.

(9)	Section 6.2 of the Warrant Indenture is amended by deleting it in its entirety and replacing it with the following:

The Corporation shall have the right to enforce full payment of the aggregate Exercise Price (or the deemed payment of the Exercise Price pursuant to Section 4.10(2)) of all Warrant Shares issued by the Warrant Agent to a Registered Warrantholder hereunder and shall be entitled to demand such payment from the Registered Warrantholder or alternatively to instruct the Warrant Agent to cancel the Warrant Certificates or Uncertificated Warrants, as applicable, and amend the Warrant register accordingly.

(10)	Schedule A of the Warrant Indenture is amended by deleting in its entirety the first full paragraph thereof and replacing it with the following:

THIS CERTIFIES that, for value received, the registered holder hereof, _______________ (the “holder”) is entitled, at any time at or before 5:00 p.m. (Toronto time) on February 13, 2028, subject to acceleration pursuant to the Acceleration Right (the “Time of Expiry”), to acquire, subject to adjustment in certain events, the number of common shares (“Common Shares”) of Electra Battery Materials Corporation (the “Corporation”) specified above, as presently constituted, by surrendering to TSX Trust Company of Canada (the “Warrant Agent”) at its principal office in Toronto, Ontario this Warrant Certificate with the duly completed and executed Exercise Form endorsed on the back of this Warrant Certificate, and accompanied by payment of C$1.00 per Common Share (subject to adjustment in certain events) (the “Exercise Price”) by certified cheque, bank draft or money order in lawful money of the United States payable to, or to the order of, the Corporation at par at the above-mentioned office of the Warrant Agent or by the deemed payment of the Exercise Price pursuant to Section 4.10(2).

(11)	Schedule A of the Warrant Indenture is amended by deleting in its entirety the fourth full paragraph thereof and replacing it with the following:

Upon due exercise of the Warrants represented by this Warrant Certificate and payment of the Exercise Price (or the deemed payment of the Exercise Price pursuant to Section 4.10(2)), the Corporation shall cause to be issued to the person(s) in whose name(s) the Common Shares so subscribed for (provided that if the Common Shares are to be issued to a person other than the registered holder of this Warrant Certificate, the holder’s signature on the Exercise Form herein shall be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program and the holder shall pay to the Corporation or the Warrant Agent all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing the Common Shares unless or until the holder shall have paid the Corporation or the Warrant Agent the amount of such tax (or shall have satisfied the Corporation that such tax has been paid or that no tax is due) are to be issued, the number of Common Shares to be issued to such person(s) and such person(s) shall become a holder in respect of such Common Shares with effect from the date of such exercise, and upon due surrender of this Warrant Certificate and all other documentation required, the Warrant Agent shall cause the issuance of a certificate(s) representing such Common Shares to be issued within two Business Days after the exercise of the Warrants (or portion thereof) represented hereby.

(12)

Schedule A of the Warrant Indenture is amended by deleting the Exercise Form attached thereto and replacing it with the Exercise Form appended as Schedule 1 to this First Supplemental Warrant Indenture.

ARTICLE 3
    MISCELLANEOUS

3.1.	Confirmation of Warrant Indenture

The Warrant Indenture is and continues to be in full force and effect, unamended, except as provided in this First Supplemental Warrant Indenture, and the Corporation confirms and approves the Warrant Indenture as amended by this First Supplemental Warrant Indenture in all respects.

3.2.	Effective Time

This First Supplemental Indenture shall become effective as of the execution and delivery of this First Supplemental Warrant Indenture between the parties, and shall continue in full force and effect until terminated in accordance with the terms of the Warrant Indenture.

3.3.	Governing Law

This First Supplemental Indenture (including all documents relating thereto, which by common accord have been and will be drafted in English) shall be construed in accordance with the laws of the Province of Ontario and the federal laws applicable therein. Each of the parties to this First Supplemental Warrant Indenture, which shall include the Warrantholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of this Indenture and the transactions contemplated in this First Supplemental Warrant Indenture.

3.4.	Counterparts

This First Supplemental Warrant Indenture may be simultaneously executed in several counterparts and by electronic means, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set out at the top of the first page of this First Supplemental Warrant Indenture.

(Signature page follows)

IN WITNESS WHEREOF the parties have executed this First Supplemental Warrant Indenture under the hands of their proper officers in that behalf as of the date first written above.

ELECTRA BATTERY MATERIALS CORPORATION

Per:
Name:
Title:

TSX TRUST COMPANY

Per:
Name:
Title:

Per:
Name:
Title:

[Signature Page – First Supplemental Warrant Indenture]

Schedule 1 to the

First Supplemental Warrant Indenture

EXERCISE FORM

TO:	ELECTRA BATTERY MATERIALS CORPORATION

AND TO:	TSX TRUST COMPANY

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire: [Please complete (a) or (b) below.]

(a)

___________ Common Shares of Electra Battery Materials Corporation pursuant to the right of such holder to be issued, and hereby subscribes for, the Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture for an aggregate exercise price of $___________ and encloses herewith a certified cheque, bank draft or money order in lawful money of the United States payable to, or to the order of, Electra Battery Materials Corporation at par in payment in full of the subscription price of the Common Shares hereby subscribed for.

(b)

___________ Common Shares of Electra Battery Materials Corporation pursuant to the right of such holder to be issued, and hereby subscribes for, the Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture as part of a Cashless Exercise pursuant to Section 4.10(2) of the Warrant Indenture.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐          (A) the undersigned holder at the time of exercise of the Warrants (i) is not in the United States, (ii) is not exercising the Warrants for the account or benefit of a person in the United States, (iii) did not execute or deliver this exercise form in the United States and (iv) delivery of the underlying Common Shares will not be to an address in the United States; OR

☐          (B) the undersigned holder (i) is the original U.S. purchaser who acquired the Warrants pursuant to the Corporation’s convertible note offering who delivered a Convertible Note Subscription Agreement in connection with its purchase of convertible notes, and (ii) the representations and warranties of the holder made in the Convertible Note Subscription Agreement remain true and correct as of the date of exercise of these Warrants; OR

☐          (C) the undersigned holder is (i) in the United States, (ii) a person exercising for the account or benefit of a person in the United States, (iii) executing or delivering this exercise form in the United States or (iv) requesting delivery of the underlying Common Shares in the United States, and the undersigned holder has delivered to the Corporation and the Warrant Agent an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Corporation and Warrant Agent) to the effect that with respect to the Common Shares to be delivered upon exercise of the Warrants, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available.

If Box B or C is checked, the U.S. legend shall be affixed to the Common Shares unless the Corporation instructs the Warrant Agent otherwise.

Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the warrant indenture between Electra Battery Materials Corporation and TSX Trust Company dated February 13, 2023 (the “Warrant Indenture”).

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

The undersigned hereby directs that the said Common Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES